Exhibit 4.1.6

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of June 4, 2010, among SANTANDER CONSUMER USA INC. (“Santander”) and MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC. (“MAFS” and together with Santander, collectively, the “First Priority Creditors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), and as Trustee (in such capacity, with its successors and assigns, the “Trustee”) for the Holders (as defined below), DRIVETIME AUTOMOTIVE GROUP, INC. (“DTAG”), DRIVETIME SALES AND FINANCE COMPANY, LLC (“DTSFC”), DRIVETIME CAR SALES COMPANY, LLC (“DTCS” and, together with DTAG and DTSFC, the “Borrowers”), and DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC” and, together with DTAG, the “Second Lien Issuers”), and each of the other Loan Parties (such term, and other capitalized terms used herein but not otherwise defined, having the meanings set forth in Section 1.1 below) party hereto.

WHEREAS, the Borrowers, the First Priority Creditors and certain financial institutions and other entities are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, among the Borrowers and the First Priority Creditors (as amended, refinanced or replaced from time to time under one or more agreements or facilities, the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrowers; and

WHEREAS, the Second Lien Issuers, DTSFC, DTCS, certain other subsidiaries of the Issuers and the Trustee are parties to the Indenture dated as of June 4, 2010 (the “Existing Second Priority Agreement”), pursuant to which the Second Lien Issuers have issued certain notes (the “Notes”) guaranteed by certain subsidiaries of the Issuers, including DTSFC and DTCS; and

WHEREAS, the Borrowers have granted to the First Priority Creditors security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, pursuant to the terms of each First Priority Agreement the Borrowers and the other Loan Parties may not grant additional security interests in the Common Collateral unless such security interests are subordinated to the security interests securing the First Priority Obligations, on terms and conditions reasonably satisfactory to the First Priority Creditors; and

WHEREAS, the Borrowers and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral, and first lien security interests in the Issuer Collateral (as defined below), as security for payment and performance of the Second Priority Obligations; and

WHEREAS, the First Priority Creditors have agreed to permit the grant of such junior security interests in the Common Collateral on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Creditors and the Second Priority Representative.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrowers” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to close.

“Common Collateral” means all First Priority Collateral that is also Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights or remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights or remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code or the taking of any action in connection with a transfer by deed or other conveyance in lieu of foreclosure, including, without limitation, any assignment pursuant to any First Priority Document or Second Priority Document or other consensual transfer in connection with any “work out”, in each case under this definition with respect to the Common Collateral.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, as amended, restated, amended and restated, refinanced or replaced from time to time under one or more agreements or facilities, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation, regardless of the amount, that is secured, or intended to be secured, by inventory (and related assets) on a first priority basis, whether or not incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (b), unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder. Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrowers, in which a Lien is granted or purported to be granted to any First Priority Creditor as security for any First Priority Obligation, other than, with respect to DTAC and DTAG, any Issuer Collateral.

“First Priority Creditors” means (a) the parties identified as such in the introductory paragraph hereof, (b) each other “Lender” (as defined in the First Priority Documents), (c) any other holder of any of the First Priority Obligations, and (d) the successors and assigns of each of the foregoing.

“First Priority Documents” means each First Priority Agreement, each First Priority Security Document and each First Priority Guarantee, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder and purported to be secured by the First Priority Liens).

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created or purported to be created by the First Priority Security Documents or otherwise securing any of the First Priority Obligations; provided, that in no event shall “First Priority Lien” include any Lien created or purported to be created with respect to Issuer Collateral.

“First Priority Obligations” means (a) all principal and premium, if any, and interest (including without limitation any Post-Petition Interest) on the loans made under any First Priority Agreement and the notes issued thereunder, (b) all “Obligations”, as that term is defined in the Existing First Priority Agreement, or comparable term defined in any other First Priority Agreement, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the First Priority Creditors under the First Priority Documents, and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Creditors and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, and (c) the First Priority Creditors (or an agent on their behalf) have delivered a written notice to the Second Priority Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the First Priority Creditors (it being understood that the First Priority Creditors hereby agree to deliver such notice, or to cause such notice to be delivered, to the Second Priority Representative promptly following their receipt of a written request from the Borrowers or the Second Priority Representative following the occurrence of the events described in such clauses (a) and (b)).

“First Priority Security Documents” means the “Loan Documents” as defined in the Existing First Priority Agreement, and any other document, instrument or agreement that grants or purports to grant any Lien in any First Priority Collateral as security for any First Priority Obligation.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holders” means the Holders as defined in the Second Priority Agreement.

“Indenture Security Agreement” means the Security Agreement dated as of June 4, 2010 among the Issuers, DTCS and the Trustee.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Issuer Collateral” has the meaning given to such term in the Indenture Security Agreement as in effect on the date hereof.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Party” means the Borrowers, the Second Lien Issuers and each direct or indirect affiliate, subsidiary or shareholder (or equivalent) of the Borrowers or the Second Lien Issuers or any of their affiliates that is now or hereafter becomes a party to any First Priority Security Document or Second Priority Security Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Purchase Date” has the meaning set forth in Section 5.12.

“Purchase Event” has the meaning set forth in Section 5.12.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrowers or any other Loan Party, that both (i) comprise First Priority Collateral and (ii) are subject to a Lien granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the Trustee, the Holders, the Second Priority Representative, any other holder of Indenture Obligations (as defined in the Second Priority Agreement) and the successors and assigns of each of the foregoing.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created or purported to be created by the Second Priority Security Documents or otherwise on Second Priority Collateral to secure any of the Second Priority Obligations.

“Second Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement and the Notes issued thereunder and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Second Priority Secured Parties under the Second Priority Documents, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided, however, that in no event shall the aggregate principal amount of Second Priority Obligations at any time outstanding exceed $250,000,000. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Creditors and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Collateral Documents” as defined in the Second Priority Agreement with respect to Second Priority Collateral, and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement or that grant or purports to grant any Lien in any Second Priority Collateral as security for any Second Priority Obligations.

“Secured Parties” means the First Priority Creditors and the Second Priority Secured Parties.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens with respect to the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens with respect to the Common Collateral now existing or hereafter created or arising in favor of the First Priority Creditors securing the First Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens with respect to the Common Collateral in favor of any First Priority Creditor securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Creditor or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other, or any First Priority Obligations or Second Priority Obligations, as applicable, provided that nothing herein shall be construed to prevent or impair the rights of such parties to enforce this Agreement. Notwithstanding any failure by any First Priority Creditor or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Creditors or the Second Priority Secured Parties, the priority and rights as between the First Priority Creditors and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all Second Priority Security Documents shall contain the following notation: “The lien created by [this Agreement] on the Common Collateral is junior and subordinate to the lien on such Common Collateral created by any similar instrument now or hereafter granted to Santander Consumer USA Inc. and Manheim Automotive Financial Services, Inc., their respective successors and assigns and any additional lenders from time to time party to the Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, as amended, modified or supplemented from time to time, among Santander Consumer USA Inc., Manheim Automotive Financial Services, Inc. and [applicable Second Lien Issuers], in such property, in accordance with the provisions of the Intercreditor Agreement dated as of June 4, 2010, as amended, modified or supplemented from time to time, among Santander Consumer USA Inc. and Manheim Automotive Financial Services, Inc., as First Priority Creditors, Wells Fargo Bank, National Association, as Second Priority Representative, and the other parties referred to therein, as amended from time to time,” or any substantially similar notation reasonably requested in writing by the holders of First Priority Obligations prior to the execution of such Second Priority Security Document.

(b) The First Priority Creditors hereby agree that, to the extent that they hold, or a third party holds on their behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Creditors (or any third party acting on their behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that as promptly as practicable following the occurrence of the First Priority Obligations Payment Date, the First Priority Creditors shall (i) deliver to the Second Priority Representative, at the Borrowers’ sole cost and expense, the Common Collateral in their possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Creditors and the Second Priority Secured Parties with respect to the Common Collateral and shall not impose on the First Priority Creditors any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Second Priority Secured Party. The Loan Parties shall take such further actions as may be reasonably requested by the Second Priority Representative to effectuate the transfer of the Common Collateral upon the occurrence of the First Priority Obligations Payment Date to the Second Priority Representative contemplated hereby.

2.4 No New Liens. If the applicable First Priority Documents require a pledge of all inventory and related assets and the applicable First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) unless otherwise agreed in writing by the First Priority Creditors, there shall be no Lien, and no Borrower shall have any right to create any Lien, on any assets consisting of inventory or related assets of any Borrower securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any such assets securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Creditors under the First Priority Documents, then the Second Priority Representative, will, without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Creditors as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Creditors, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Creditors shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, and no Second Priority Secured Party shall have any right to take any Enforcement Action with respect to the Common Collateral, but subject to the proviso set forth in Section 5.1. The First Priority Creditors may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in accordance with the First Priority Documents and applicable law in such order and manner as they may determine in their sole discretion. Upon request by the First Priority Creditors, or an agent on their behalf, the Second Priority Representative will consent to any Enforcement Action taken or proposed to be taken with respect to the Common Collateral.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, even if an event of default has occurred and remains uncured under the Second Priority Documents, and whether or not any Insolvency Proceedings has been commenced by or against a Loan Party, but subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Second Priority Lien pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the First Priority Liens or the First Priority Creditors, in each case with respect to any of the Common Collateral;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including, without limitation, the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Creditor or any other Enforcement Action taken or other exercise of rights or remedies under the First Priority Security Documents in respect of the Common Collateral (or any forbearance from taking any Enforcement Action or exercising such rights or remedies) by or on behalf of any First Priority Creditor;

(c) they have no right to (i) direct either the First Priority Creditors to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Creditors of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Creditor shall be liable for, any action taken or omitted to be taken by any First Priority Creditor with respect to the Common Collateral or pursuant to the First Priority Documents; they will not contest or challenge the validity or enforceability of any of the First Priority Obligations;

(e) without the consent of (i) 100% of the lenders under the Senior Inventory Facility (as defined in the Indenture, as in effect on the date hereof) and (ii) 50.1% of the aggregate amount of the other First Priority Obligations, they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Document with respect to the Common Collateral seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Document with respect to Common Collateral; provided, however, that the Second Priority Representative or any Second Priority Secured Party may, to the extent it would not prevent, restrict or otherwise limit any rights granted or created hereunder or under any First Priority Document or under applicable law, in favor of the First Priority Creditors in respect of the Common Collateral, take any action not adverse to the Liens on the Common Collateral, and not otherwise inconsistent with the terms of this Agreement, securing the First Priority Obligations in order to preserve, perfect or protect its rights in the Common Collateral;

(f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents to the extent affecting the Common Collateral;

(g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral; and

(h) they hereby waive any claim against the holders of the First Priority Obligations and any agents on their behalf in connection with any actions such holders or agents may take under any First Priority Document or with respect to the Common Collateral.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, or otherwise acquires any Lien in the Common Collateral, such judgment lien or other Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take, at their expense, such actions and execute such documents as the First Priority Creditors shall reasonably request in connection with the exercise by the First Priority Creditors of their rights set forth herein with respect to Common Collateral, and to the extent not inconsistent with the terms hereof.

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Creditor or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Creditor or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Creditor or Second Priority Secured Party.

3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding with respect to the Common Collateral, such Loan Party, with the prior written consent of the First Priority Creditors, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement or the Common Collateral), or fail to take any action required by this Agreement, any First Priority Creditor (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 No Contravention. The Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the First Priority Creditors with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.

SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral whether pursuant to an Insolvency Proceeding, an Enforcement Action or otherwise, shall be distributed as follows: first to the First Priority Creditors for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred, and thereafter, to the Second Priority Representative to be applied as follows: first, to amounts owing to the Second Priority Representative in its capacity as collateral agent in accordance with the terms of the Second Priority Security Documents; second, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Existing Second Priority Agreement and to the representatives of any other holders of Second Priority Obligations, in their capacity as such; and third, ratably to amounts owing to the Holders (in accordance with the terms of the Existing Second Priority Agreement) and holders of any other Second Priority Obligations. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including, without limitation, any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Creditors, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Creditors to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable). All payments received by the First Priority Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Obligations as the First Priority Creditors, in their sole discretion, deem appropriate, consistent with the terms of the First Priority Documents.

4.2 Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including, without limitation, any sale or other disposition pursuant to any Enforcement Action or the exercise of any rights or remedies under the First Priority Documents), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions at the expense of the Second Priority Secured Parties as the First Priority Creditors shall request to evidence any release of any Second Priority Lien described in paragraph (a) or Section 5.6. The Second Priority Representative hereby appoints the First Priority Creditors and any officer or duly authorized person of the First Priority Creditors, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and the Second Lien Secured Parties and in the name of the Second Priority Representative and the Second Lien Secured Parties or in the First Priority Creditors’ own name, from time to time, in the First Priority Creditors’ sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases, terminations or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Any First Priority Creditor and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Creditors may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Creditors will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to Common Collateral (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Creditors), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

(c) If the Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any insurance policy covering the Common Collateral or any award granted in any condemnation or similar proceeding affecting the Common Collateral in contravention of this Agreement, it shall pay such proceeds over to the First Priority Creditors in accordance with the terms in Section 4.1.

4.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Second Lien Issuers or any other Loan Party or, to the extent of any assets of the Borrowers or any other Loan Party (other than Common Collateral) in which they may have a Lien not prohibited hereby, as a secured creditor, in accordance with the terms of the Second Priority Documents and applicable law, including, without limitation, the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof. Nothing in this Agreement shall prohibit the receipt by the Second Priority Representative or any Second Priority Secured Parties of the required payments of interest and principal (and premium, if any) so long as such receipt is not directly or indirectly from the proceeds of any of the Common Collateral and is not the direct or indirect result of the exercise by the Trustee, the Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor or Lien holder in respect of Common Collateral in violation of this Agreement. In the event that the Second Priority Representative or any Second Priority Secured Party becomes a judgment lien creditor, or otherwise obtains any Lien, in respect of Common Collateral, whether as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Obligations or otherwise, such Lien shall be subordinated to the Liens securing the First Priority Obligations on substantially the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing the First Priority Obligations under this Agreement.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case solely in respect of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Creditors (including the validity, priority and enforceability thereof) or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise and will not challenge or contest any of the First Priority Liens or First Priority Obligations, provided that (a) the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative and the Second Priority Secured Parties imposed hereby, (b) to the extent it would not prevent, restrict or otherwise limit any rights granted or created hereunder or under any First Priority Security Documents in favor of the First Priority Creditors in respect of the Common Collateral, the Second Priority Representative or any Second Priority Secured Party shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings made by any person objecting to or otherwise seeking the disallowance of the claims in respect of the Second Priority Obligations, including, without limitation, any claims secured by the Common Collateral, if any, in each case in a manner not inconsistent with the terms of this Agreement and (c) the Second Priority Representative may present a cash or credit bid in connection with any disposition of Common Collateral pursuant to a sale of assets under Section 363 of the Bankruptcy Code, so long as (i) the cash portion of any such bid is sufficient to result in the occurrence of the First Priority Obligations Payment Date and (ii) the First Priority Creditors are reasonably satisfied that such cash or credit bid is reasonably likely to be consummated.

5.2 Financing Matters. If any Borrower becomes subject to any Insolvency Proceeding, and if the First Priority Creditors desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code (unless such cash collateral does not constitute Common Collateral) or to provide financing to any Borrower under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Borrower by any third party (any such financing by any of the First Priority Creditors or a third party, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on Common Collateral (i) to such DIP Financing on substantially the same terms (but subordinated to the First Priority Liens) as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Creditors on the same terms as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (iii) to any “carve-out” agreed to by the First Priority Creditors.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that prior to the occurrence of the First Priority Obligations Payment Date none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Creditors.

5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Creditors for adequate protection or any adequate protection provided to the First Priority Creditors (provided such adequate protection does not include a Lien on Issuer Collateral) or (b) any objection by the First Priority Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to Common Collateral or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Creditors under Section 506(b) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Creditors (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) in connection with any DIP Financing or use of cash collateral (unless such cash collateral does not constitute Common Collateral), and the First Priority Creditors do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of such cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection with respect to such interests in Common Collateral consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on substantially the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims under Section 507(b) of the Bankruptcy Code, junior in all respects to the superpriority claims granted to the First Priority Creditors under Section 507(b) of the Bankruptcy Code, provided, however, the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Creditors shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Creditors as adequate protection, with such subordination to be on substantially the same terms that the other Liens securing the Second Priority Obligations on the Common Collateral are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Creditors.

5.5 Avoidance Issues. If any First Priority Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party or any third party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Common Collateral of any Loan Party that is supported by the First Priority Creditors, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale or other disposition with respect to the Common Collateral supported by the First Priority Creditors and to have released their Liens on such assets.

5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents with respect to the Common Collateral constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral and additional collateral pledged by the Borrowers or their affiliates in support of the Second Priority Obligations, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any Chapter 11 plan proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Creditors and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest and other amounts that would have been payable pursuant to Section 506(b) of the Bankruptcy Code before any distribution is made (other than from the Issuer Collateral) in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Creditors amounts otherwise received or receivable by them (other than from the Issuer Collateral) to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).

5.8 No Waivers of Rights of First Priority Creditors. Nothing contained herein shall prohibit or in any way limit the First Priority Creditors from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party with respect to Common Collateral, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9 Chapter 11 Plans; Other Matters.

(a) Actions Under Sections 363 and 364. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, not to assert any of such rights without the prior written consent of the First Priority Creditors, provided that if requested by the First Priority Creditors, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Creditors, including any rights to payments in respect of such rights.

(b) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the First Priority Obligations and the Second Priority Obligations (in each case, only to the extent such obligations are secured by Common Collateral or inventory and related property rights of a reorganized entity that would constitute Common Collateral if owned by one of the Borrowers), then, to the extent the debt obligations distributed on account of such First Priority Obligations and on account of such Second Priority Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.11 Post-Petition Claims. (a) None of the Second Priority Representative, the Trustee or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Creditors for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities and other amounts referred to in Section 506(b) of the Bankruptcy Code to the extent of the value of the Lien in favor of the First Priority Creditors on Common Collateral, without regard to the existence of the Lien of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.

(b) None of the First Priority Creditors shall oppose or seek to challenge any claim by the Second Priority Representative, the Trustee or any Second Priority Secured Party for allowance in any Insolvency Proceeding of Second Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Lien of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral (after taking into account the Liens in favor of the First Priority Creditors).

5.12 Purchase Right. (a) If the First Priority Obligations shall have been accelerated (including any automatic acceleration in connection with any Insolvency Proceeding with respect to the Borrowers) or shall remain unpaid immediately following the Termination Date (as defined in the Existing First Priority Agreement or such other stated maturity date as may be provided in any other First Priority Agreement) (each, a “Purchase Event”), the Second Priority Creditors shall have the option, within ten (10) Business Days after such Purchase Event, upon at least five (5) Business Days’ prior written notice by the Second Priority Representative to the First Priority Creditors (with copies to the Borrowers and the Second Lien Issuers) to purchase all, but not less than all, of the First Priority Obligations from the First Priority Creditors at par without the consent of any Borrower or Second Lien Issuer. Such notice from the Second Priority Representative shall be irrevocable. If the Second Priority Representative does not exercise such right within ten Business Days after the first date on which a Purchase Event occurs, the First Priority Creditors shall have no further obligations pursuant to this Section 5.12 for such Purchase Event and may take any further actions in their sole discretion in accordance with this Agreement and the other First Priority Documents.

(b) On the date (the “Purchase Date”) specified by the Second Priority Representative in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the First Priority Creditors of the notice from the Second Priority Representative of the election by the Second Priority Creditors to exercise such option), the First Priority Creditors shall sell to the Second Priority Creditors exercising such option, and such Second Priority Creditors shall purchase from the First Priority Creditors, the First Priority Obligations. The Second Priority Creditors that have exercised such option shall be irrevocably and unconditionally obligated to effect such purchase on the terms set forth in this Section 5.12 no later than the Purchase Date.

(c) Upon the Purchase Date, the Second Priority Creditors that have exercised such option shall, pursuant to documentation in form and substance reasonably satisfactory to the First Priority Creditors and the Second Priority Representative, (i) pay in cash to the First Priority Creditors as the purchase price therefor the full amount of all the First Priority Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses) at par, (ii) cash collateralize all letters of credit outstanding under the First Priority Documents (in an amount reasonably satisfactory to the First Priority Creditors but in no event greater than 105% of the aggregate undrawn face amount thereof), (iii) agree to reimburse the First Priority Creditors for any checks or other payments provisionally credited to the First Priority Obligations, and/or as to which any First Priority Creditor has not yet received final payment, and (iv) without duplication of clause (i) agree to reimburse, within five (5) Business Days of written demand by the First Priority Creditors therefor, the First Priority Creditors in respect of indemnification obligations of the Loan Parties under the First Priority Documents (including reasonable attorneys’ fees and legal expenses to any First Priority Creditor). The Borrowers and the Second Lien Issuers shall also remain liable for all such indemnification obligations. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Priority Creditors for the ratable account of the First Priority Creditors, as the First Priority Creditors may designate in writing to the Second Priority Representative for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Priority Creditors that have exercised such option to the bank account designated by the First Priority Creditors are received in such bank account prior to 1:00 p.m., New York City time, on such Business Day and interest shall be calculated to and including such Business Day if the amounts so paid by such Second Priority Creditors to the bank account designated by the First Priority Creditors are received in such bank account later than 1:00 p.m., New York City time, on such Business Day.

(d) Such purchase shall be expressly made without recourse, representation or warranty of any kind by the First Priority Creditors as to the First Priority Obligations owed to such Person or otherwise, except that each such Person shall, severally, as to itself only, represent and warrant: (i) the amount of the First Priority Obligations being sold by it, (ii) that such Person has not created any Lien on any First Priority Obligation being sold by it that will encumber any First Priority Obligation assigned by it after giving effect to the payment required pursuant to Section 5.12(c) and the application of the proceeds thereof, and (iii) that such Person has the right to assign First Priority Obligations being assigned by it and its assignment is duly authorized.

(e) Neither the holders of any First Priority Obligations nor any agent on their behalf shall have any obligation to forbear from any Enforcement Action after any Purchase Event or during any period of time referenced in this Section 5.12 or otherwise in connection with any purchase option.

(f) Upon the purchase by the Second Priority Secured Parties of the First Priority Obligations, the Second Priority Secured Parties agree to indemnify and hold the First Priority Creditors harmless from and against all loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) suffered or incurred by the First Priority Creditors arising from or in any way relating to acts or omissions of any Second Priority Secured Party after the purchase.

SECTION 6. Second Priority Documents and First Priority Documents.

(a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agree that they shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b) Each Loan Party and the First Priority Creditors agree that they shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Creditors enter into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and consents subject to the terms hereof), provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 and provided that there is a corresponding release of such Lien securing the First Priority Obligations, (B) imposing additional duties on the Second Priority Representative without its consent (such consent not to be unreasonably withheld or delayed), or (C) permitting any additional obligations (other than (x) additional indebtedness permitted to be incurred under the First Priority Agreement and (y) any other obligations contemplated by Article 5 hereof) to be secured by a Lien on the Common Collateral other than Liens that are subordinate to the Second Priority Liens, and (ii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative promptly (but in no event later than 10 days after its effectiveness), provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Creditors. The Second Priority Documents are deemed to have been executed and delivered and the purchase of the Notes are deemed to have been made, in reliance upon this Agreement. The First Priority Creditors expressly waive all notices of the acceptance of and reliance on this Agreement by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Creditors acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Creditors will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Creditors hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof;

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement; or

(e) the commencement of any Insolvency Proceedings in respect of any Loan Party.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof;

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any First Priority Creditor, or any Loan Party, to the extent applicable, in respect of this Agreement; or

(e) the commencement of any Insolvency Proceedings in respect of any Loan Party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any express conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred. This is a continuing agreement, and the First Priority Creditors and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrowers or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Creditors and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Loan Party, such Loan Party.

(b) It is understood that the First Priority Creditors and the Second Priority Representative, without the consent of any Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided that such Additional Debt is permitted to be incurred by the First Priority Agreements and Second Priority Agreements then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.

(c) In addition, at the request of the Borrowers or the Second Lien Issuers, the First Priority Creditors and the Second Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate Additional Debt becoming First Priority Obligations or Second Priority Obligations to the extent such Additional Debt is expressly permitted by the First Priority Agreement and the Second Priority Agreement and (2) document the relationship between the First Priority Creditors and the Second Priority Creditors in case any then existing First Priority Agreement or Second Priority Agreement is refinanced or replaced or the First Priority Creditors or the Second Priority Representative is replaced, provided, that, in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement or any additional terms that do not adversely affect the legal rights under the Second Priority Agreement of any Second Priority Secured Party and that are agreed to by the holders of the First Priority Obligations.

9.4 Information Concerning Financial Condition of the Borrowers and the other Loan Parties. Each of the Second Priority Representative and the First Priority Creditors hereby assume responsibility for keeping itself informed of the financial condition of the Borrowers and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative, for itself and the Second Priority Secured Parties, and the First Priority Creditors hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or any First Priority Creditor, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction. (a) Each First Priority Creditor, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submit, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Creditor or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each First Priority Creditor, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (i) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given upon receipt if delivered during normal business hours on a Business Day (otherwise on the next Business Day). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Creditors and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 Additional Loan Parties. The Borrowers shall cause each Subsidiary that executes a Second Priority Security Document after the date hereof to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Creditors and the Second Priority Representative.

9.13 No Fiduciary Duties. No First Priority Creditor, or any agent on behalf of the First Priority Creditors, nor the Second Priority Representative will have any fiduciary duty to any other Person with respect to any rights, obligations, duties, acts or omissions under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SANTANDER CONSUMER USA INC., as a First Priority Creditor

By:	/s/ Jason Kulas
Name:	Jason Kulas
Title:	Chief Financial Officer

Address for Notices:

Santander Consumer USA Inc.
Attn.: Eldridge Burns
8585 North Stemmons Freeway, Suite 1100
North Dallas, Texas, 75247
Facsimile: 972-755-8382
Email: eburns@santanderauto.com

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC., as a First Priority Creditor

By:
Name:
Title:

Address for Notices:

Manheim Automotive Financial Services, Inc.
Attn.: Kathy Decker
400 Northridge Road, Suite 800
Atlanta, GA 30350
Facsimile:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SANTANDER CONSUMER USA INC., as a First Priority Creditor

By:
Name:
Title:

Address for Notices:

Santander Consumer USA Inc.
Attn.: Eldridge Burns
8585 North Stemmons Freeway, Suite 1100
North Dallas, Texas, 75247
Facsimile: 972-755-8382
Email: eburns@santanderauto.com

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC., as a First Priority Creditor

By:	/s/ Katherine K. Decker
Name:	Katherine K. Decker
Title:	GVP

Address for Notices:

Manheim Automotive Financial Services, Inc.
Attn.: Kathy Decker
400 Northridge Road, Suite 800
Atlanta, GA 30350
Facsimile: 678-645-3780

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Priority Representative for and on behalf of the Second Priority Secured Parties and as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

Address for Notices:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Facsimile: 212-515-1589

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

Address for Notices:

DriveTime Automotive Group, Inc.
Attn.: General Counsel
4020 E. Indian School Road
Phoenix, AZ 85018

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

Address for Notices:

DriveTime Sales and Finance Company, LLC
Attn.: General Counsel
4020 E. Indian School Road
Phoenix, AZ 85018

DRIVETIME CAR SALES COMPANY, LLC

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

Address for Notices:

DriveTime Car Sales Company, LLC
Attn.: General Counsel
4020 E. Indian School Road
Phoenix, AZ 85018

DT ACCEPTANCE CORPORATION

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

Address for Notices:

DT Acceptance Corporation
Attn.: General Counsel
4020 E. Indian School Road
Phoenix, AZ 85018